ALBA-WALDENSIAN, INC.

                       1997 NONQUALIFIED STOCK OPTION PLAN
                                  FOR DIRECTORS

     1. Purpose. This Plan is intended to provide Directors of the Company a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage Directors to remain with and to devote their best efforts to the Company.

     2. Definitions. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     (a) "Act" means the Securities Exchange Act of 1934, as amended.

     (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

     (c) "Common Stock" means the Common Stock, $2.50 par value, of the Company and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Paragraph 8 below.

     (d) "Company" means Alba-Waldensian, Inc., a Delaware corporation, and any corporation succeeding to the Company's rights and obligations hereunder.

     (e) "Director" means a member of the Board of Directors of the Company.

     (f) "Fair Market Value", with respect to a share of the Common Stock on a particular date, shall be (i) if such Common Stock is listed on a national securities exchange or a foreign securities exchange or traded on the National Market System, the closing sale price of the Common Stock on said date on the national securities exchange, the foreign securities exchange or the National Market System on which the Common Stock is principally traded, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock, or (ii) if the Common Stock shall not be listed on a national securities exchange or a foreign securities exchange or traded on the National Market System, the mean between the closing bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or any foreign securities exchange or traded on the National Market System, the fair market value based on quotations for the Common Stock by market makers or other securities dealers as determined by the Board of Directors in such manner as the Board may deem reasonable.

     (g) "Grant Date" means December 17, 1997.

     (h) "Option" means a stock option granted pursuant to this Plan.

     (i) "Optionee" means the person to whom an Option is granted.

     (j) "Option Price" is defined in Section 6.

     (k) "Plan" means this 1997 Nonqualified Stock Option Plan for Directors, as in effect from time to time.

     (l) "Stock Option Agreement" means the written agreement between an Optionee and the Company evidencing the grant of an Option under the Plan and setting forth or incorporating the terms and conditions thereof.

          3. Administration. The Plan shall be administered by the Board of Directors. The Board shall have all of the powers necessary to enable it properly to carry out its duties under the Plan, including but not limited to the power and duty to construe and interpret the Plan and to determine all questions that shall arise under the Plan, which interpretations and determinations shall be conclusive and binding upon all persons. Subject to the express provisions of the Plan, the Board may establish from time to time such regulations, provisions and procedures which in its opinion may be advisable in the administration of the Plan.

          4. Eligibility; Option Grants. Each Director at the Grant Date shall automatically be granted Options on the Grant Date to purchase 2,000 shares (subject to adjustment or substitution pursuant to Paragraph 8 hereof) of the Common Stock. In addition, each Director, upon his or her initial appointment to the Board of Directors, will automatically be granted an Option to purchase 2,000 shares (subject to adjustment or substitution pursuant to Paragraph 8 hereof) of the Common Stock. Each Director shall automatically be granted Options on each of December 17, 1998, December 17, 1999, December 17, 2000, and December 17, 2001 to purchase 500 shares (subject to adjustment or substitution pursuant to Paragraph 8 hereof) of Common Stock. Provided, however, that such automatic grants shall be made pro rata to all Directors if on the date of a grant there shall not be a number of shares sufficient to make all such grants.

          5. Shares Available for Option. The Board of Directors shall reserve for the purposes of the Plan, and by adoption of the Plan does hereby reserve, out of the authorized but unissued Common Stock, 40,000 shares of Common Stock of the Company (subject to adjustment or substitution pursuant to Paragraph 8 hereof). In the event that an Option granted under the Plan to any Director expires or is terminated unexercised as to any shares covered thereby, such shares shall not thereafter be available for the granting of Options under the Plan and the reserve for such shares shall be terminated.

          6. Option Price. The price at which each share of Common Stock (subject to adjustment pursuant to Section 8 hereof) may be purchased upon the exercise of an Option (the "Option Price") shall be the Fair Market Value of the shares of Common Stock subject to the Option at the Grant Date.

          7.      Exercise of Options.

                  (a) An Optionee shall be entitled to exercise all of such Optionee's Options (not theretofore exercised) at any time and from time to time on or after the Grant Date and prior to the Expiration Date.

                  (b) For purposes of this Plan, the "Expiration Date" as to an Optionee means the earliest of:

                      (i)  the fifth anniversary of the date of grant; or

                      (ii) if the Optionee ceases to be a Director, ninety (90) days after the date the Optionee so ceases.

                  (c) Each Option granted under the Plan by its terms may be transferable by the Optionee, and such Option shall be exercisable during such Optionee's lifetime only by such Optionee. In the event of the death of an Optionee, then such Optionee's Options shall be exercisable to the extent herein provided by the executor or personal representative of the Optionee's estate or by any person who acquired the right to exercise such Option by bequest under the Optionee's will or by inheritance.

                  (d) Each Option shall be confirmed by a Stock Option Agreement executed by the Company and by the Optionee to whom such Option is granted.

                  (e) The Option Price for each share of Common Stock purchased pursuant to the exercise of each Option shall, at the time of the exercise of the Option, be paid in full in cash or equivalent. An Option shall be deemed exercised only when written notice of such exercise, together with payment of the Option Price, is received from the Optionee by the Company at its principal office. No Optionee shall have any rights as a shareholder of the Company with respect to Common Stock issuable pursuant to such Optionee's Option until such Option is duly exercised.

                  (f) To the extent that an Option is not exercised within the period of time prescribed therefor as set forth in the Plan, the Option shall lapse and all rights of the Optionee thereunder shall terminate.

          8. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option and the number of shares reserved for issuance pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock generally shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, or changed into or exchanged for cash or property or the right to receive cash or property (but not including any dividend payable in cash or property other than a liquidating distribution), whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any Option, and for each share of Common Stock reserved for issuance pursuant to the Plan, the number and kind of shares of stock or other securities or cash or property or right to receive cash or property into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the case of any such substitution or adjustment as provided for in this Paragraph 8, the Option Price for each share covered thereby prior to such substitution or adjustment shall be the Option Price for all shares of stock or other securities or cash or property or right to receive cash or property which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Paragraph 8. No adjustment or substitution provided for in this Paragraph 8 shall require the Company in any Stock Option Agreement to issue a fractional share and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly.

          9. Amendment of Plan. The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time; provided that, except as and to the extent authorized and permitted by Paragraph 8 above, (a) no amendment, suspension or termination shall adversely affect the rights of any Optionee as to any outstanding Option without the consent of such Optionee, subject to any limitation on such rights set forth in the Plan or such Optionee's Stock Option Agreement and except for any amendment the Board deems necessary to preserve or provide exemptions from the applicability of Section 16(b) of the Act to the grant, lapse, disposition, cancellation or exercise of Options; and (b) no amendment relating to the determination of the Optionees or of the Grant Date or of the number of Options granted to any Optionee shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986 or the rules thereunder.

         10. Resales of Shares. The Company may impose such restrictions on the sale or other disposition of shares issued pursuant to the exercise of Options as the Board deems necessary to comply with applicable securities laws. Certificates for shares issued upon the exercise of Options may bear such legends as the Company deems necessary to give notice of such restrictions.

         11. Compliance with Law and Other Conditions. No shares shall be issued pursuant to the exercise of any Option granted under the Plan prior to compliance by the Company, to the satisfaction of its counsel, with any applicable laws. The Company shall not be obligated to (but may in its discretion) take any action under applicable federal or state securities laws (including registration or qualification of the Plan, the Options or the Common Stock) necessary for compliance therewith in order to permit the issuance of shares upon the exercise of Options or the immediate resale thereof by Optionees, except for actions (other than registration or qualification) that may be taken by the Company without unreasonable effort or expense and without the incurrence of any material exposure to liability.

         12. Nonqualified Options. Options granted under the Plan will not be treated as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986.

         13. Effective Date. The effective date of the Plan shall be December 17, 1997, subject to approval of the Plan by the holders of a majority of the outstanding shares of the Common Stock at or before the 1998 Annual Meeting of Stockholders. Until such approval shall be obtained, no Options shall be exercised and if such approval shall not be obtained prior to the earlier of the completion of the 1998 Annual Meeting of Shareholders or the first anniversary of the Grant Date, this Plan and all Options granted hereunder shall be void.

         14. Duration of Plan. This Plan shall terminate upon the earlier of December 17, 2002 and the date upon which all shares reserved for issuance pursuant to the Plan have been issued or are subject to outstanding Options.

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